UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015 (January 1, 2015)

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Executive Officer Compensation and Equity Awards

Effective January 1, 2015, the Board of Directors (the “Board”) of NewLink Genetics Corporation (the “Company”) (a) approved 2014 bonuses for the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission and with respect to the Company’s 2014 fiscal year), (b) approved 2015 compensation for the named executive officers for the 2015 fiscal year, including salaries, target bonus percentages, stock option awards and restricted stock unit awards.
2014 Bonuses
The 2014 bonus awards for the applicable named executive officers are set forth on Exhibit 10.1 attached hereto and incorporated herein by reference. The 2014 bonus awards for the applicable named executive officers are based on the achievement of corporate and individual goals previously approved by the Board. The Board authorized bonus awards equal to 150% of the applicable bonus target for each of the current named executive officers based on extraordinary individual and Company performance in 2014.
2015 Named Executive Officer Compensation
The 2015 base salaries, target bonus awards, stock option awards and restricted stock unit awards for the applicable named executive officers are set forth on Exhibit 10.2 attached hereto and incorporated herein by reference. The 2015 bonus awards for the applicable named executive officers will be based on the achievement of corporate and individual goals, which have not yet been established for 2015. The 2015 stock option awards and restricted stock unit awards became effective on January 2, 2015.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	2014 Bonus Awards
10.2	2015 Salaries, Bonus Targets and Equity Awards

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    January 6, 2015

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	2014 Bonus Awards
10.2	2015 Salaries, Bonus Targets and Equity Awards